Exhibit 23
Plaza Pablo Ruiz Picasso, 1 Torre Picasso 28020 Madrid España

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Banco Bilbao Vizcaya Argentaria, S.A. of our report relating to the consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A. and subsidiaries (the “Group”) dated March 30, 2007 ((May 11, 2007 as to the effects of the restatement discussed on Note 62 and June 28, 2007 as to subsequent events discussed in Note 61) (which report expresses an unqualified opinion and includes an explanatory paragraph stating that the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”), that the information relating to the nature and effect of such differences is presented in Note 62 to the consolidated financial statements of the Group, that such Note explains 1) that the Group under U.S. GAAP changed its method of recognition of actuarial gains and losses regarding defined benefit plans from deferral method to immediate recognition in 2005 and 2) that certain information relating to the nature and effect of differences between EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004 and U.S. GAAP for the period ended December 31, 2005 has been restated), and of our report dated March 30, 2007 relating to the management’s report on the effectiveness of internal control over financial reporting appearing in the Annual report on Form 20-F/A of Banco Bilbao Vizcaya Argentaria, S.A. for the year ended December 31, 2006.

DELOITTE, S.L.

/s/ Deloitte, S.L.
Madrid, Spain
Februray 7, 2008

Deloitte, S.L. Inscrita en el Registro Mercantil de Madrid, Tomo 13.650, folio 188, sección 8. hoja M-54414 inscripción 96, C.I.F.: B-79104469. Domicilio Social: Plaza Pablo Ruiz Picasso, 1-Torre Picasso, 28020 Madrid.
Member of Deloitte Touche Tohmatsu